Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1, Amendment No. 2, of our report dated March 27, 2025, relating to the financial statements of ZyVersa Therapeutics, Inc. (the “Company”) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum LLP

New York, NY

August 1, 2025